                                                                      EXHIBIT LL
                                                             Page 1 of 253 Pages

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 1)

                            LIVE ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                  538032 10 3
--------------------------------------------------------------------------------
                                 (CUSIP Number)

                              Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
--------------------------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                 March 24, 1992
--------------------------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [_]

(A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13D-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                        Page 2 of 253 Pages
          -----------

1.  NAME OF REPORTING PERSON
    S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
    Pioneer Electronic Corporation
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]

    ----------------------------------------------------------------------------

3.  SEC USE ONLY

    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*
     AF
    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS                [_]
    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
    Japan
    ----------------------------------------------------------------------------

NUMBER OF        7.  SOLE VOTING POWER  6,393,102
SHARES                                 -----------------------------------------
BENEFICIALLY
OWNED BY         8.  SHARED VOTING POWER   0
EACH                                     ---------------------------------------
REPORTING
PERSON WITH      9.  SOLE DISPOSITIVE POWER  6,393,102
                                            ------------------------------------

                10.  SHARED DISPOSITIVE POWER   0
                                              ----------------------------------

11. AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
     6,393,102
    ----------------------------------------------------------------------------

12. CHECK BOX IF THE AGGREGATE AMOUNT IN
    ROW (11) EXCLUDES CERTAIN SHARES*                           [_]
    ----------------------------------------------------------------------------


13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
     52.9%
    ----------------------------------------------------------------------------

14. TYPE OF REPORTING PERSON*
     CO
    ----------------------------------------------------------------------------

---------------

* SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                        Page 3 of 253 Pages
          -----------

1.  NAME OF REPORTING PERSON
    S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
    Pioneer North America, Inc.
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]

    ----------------------------------------------------------------------------

3.  SEC USE ONLY

    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*
     AF
    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)             [_]

    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
     Delaware
    ----------------------------------------------------------------------------

NUMBER OF         7.  SOLE VOTING POWER  6,393,102
SHARES                                  ----------------------------------------
BENEFICIALLY
OWNED BY          8.  SHARED VOTING POWER   0
EACH                                      --------------------------------------
REPORTING
PERSON WITH       9.  SOLE DISPOSITIVE POWER  6,393,102
                                             -----------------------------------

                 10.  SHARED DISPOSITIVE POWER  0
                                               ---------------------------------

11. AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
     6,393,102
    ----------------------------------------------------------------------------

12. CHECK BOX IF THE AGGREGATE AMOUNT IN
    ROW (11) EXCLUDES CERTAIN SHARES*                      [_]

    ----------------------------------------------------------------------------

13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
    52.9%
    ----------------------------------------------------------------------------

14.  TYPE OF REPORTING PERSON*
      CO
    ----------------------------------------------------------------------------

--------------------

* SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                        Page 4 of 253 Pages
          -----------

1.  NAME OF REPORTING PERSON
    S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
    Pioneer LDCA, Inc.
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]

    ----------------------------------------------------------------------------

3.  SEC USE ONLY

    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*
     WC
    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)             [_]

    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
     Delaware
    ----------------------------------------------------------------------------

NUMBER OF         7.  SOLE VOTING POWER  6,393,102
SHARES                                  ----------------------------------------
BENEFICIALLY
OWNED BY          8.  SHARED VOTING POWER   0
EACH                                      --------------------------------------
REPORTING
PERSON WITH       9.  SOLE DISPOSITIVE POWER  6,393,102
                                             -----------------------------------

                 10.  SHARED DISPOSITIVE POWER  0
                                               ---------------------------------

11. AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
     6,393,102
    ----------------------------------------------------------------------------

12. CHECK BOX IF THE AGGREGATE AMOUNT IN
    ROW (11) EXCLUDES CERTAIN SHARES*                      [_]

    ----------------------------------------------------------------------------

13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
    52.9%
    ----------------------------------------------------------------------------

14. TYPE OF REPORTING PERSON*
     CO
    ----------------------------------------------------------------------------

------------------
* SEE INSTRUCTIONS BEFORE FILLING OUT!

      This Statement constitutes Amendment No. 1 to the Schedule 13D, dated
July 3, 1990 (together the "Schedule 13D"), filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC"), Pioneer North America, Inc., a Delaware corporation ("PNAI") and Pioneer LDCA, Inc., a Delaware corporation ("PLI") with respect to the shares (the "Shares") of the common stock, par value $.01 per share, of LIVE Entertainment Inc., a Delaware corporation (the "Company"). PEC, PNAI and PLI are sometimes collectively referred to herein as the "Reporting Persons." All capitalized terms not otherwise defined herein shall have the meanings given to them in the Schedule 13D.

  1.  Item 3 of the Schedule 13D is amended by adding the following:

      The Reporting Persons have not purchased the Shares but they may be deemed to have beneficially acquired an aggregate of 6,393,102 Shares (the "Pledged Shares"), pursuant to the two pledge agreements referred to in Items 6(v) and (vi) (collectively, the "Pledge Agreements") which may not satisfy the conditions set forth in Rule 13d-3(d)(3). The 6,393,102 Pledged Shares include the 531,632 Shares previously reported as subject to an exchange right on behalf of PLI (the "Exchange Shares").

  2.  Item 4 of the Schedule 13D is amended by adding the following:

      Under the Pledge Agreements referred to in Item 6 (which response is incorporated herein by reference), Carolco

                              Page 5 of 253 Pages

Pictures Inc. ("Carolco"), as pledgor, has granted security interests to PLI, Le Studio Canal+ S.A. ("Studio Canal"), RCS Video Services Antilles N.V. ("RCS N.V.") and RCS Video Services International B.V. ("RCS") in support of various financial obligations of Carolco to the parties to the Pledge Agreements.

  3.  Item 5(a) of the Schedule 13D is hereby amended by adding the following:

      PEC and PNAI may be deemed beneficially to own indirectly PLI and PLI may be deemed to own directly, the 6,393,102 Pledged Shares of the Company or 52.9% of the Company's Shares.

  4.  Item 5(b) of the Schedule 13D is amended by adding the following:

       Until a default under the Pledge Agreements, PLI has no power to vote or direct the voting of, or to dispose or direct the disposition of, the Pledged Shares. After an occurrence of an event of default under the Pioneer Pledge Agreement (as hereinafter defined) and during the Joint Action Period (as defined in the Standstill Agreement referred to in Item 6), PLI has agreed not to dispose or direct the disposition of the 3,899,792 Pledged Shares thereunder without the unanimous consent of RCS and Studio Canal. After the expiration of such Joint Action Period, PLI would be deemed to have the sole power to vote or to direct the voting of and the sole power to dispose of or to direct the disposition of such 3,899,792 Pledged Shares. After an occurrence of an event of default under the Stock Pledge

                              Page 6 of 253 Pages

Agreement (as hereinafter defined) and during the Joint Action Period (as defined in the Intercreditor Agreement referred to in Item 6), PLI has agreed not to dispose of or direct the disposition of the 2,493,310 Pledged Shares thereunder without the unanimous consent of RCS and Studio Canal. After the expiration of such Joint Action Period, PLI has agreed not to dispose of or direct the disposition of the 2,493,310 Pledged Shares without the consent of either RCS or Studio Canal. PLI has no direct or indirect agreements with any other party as to voting or directing the vote of the Pledged Shares.

  5.  Item 5(c) of the Schedule 13D is hereby added as follows:

      Pursuant to the Pledge Agreements, at the close of the restructuring on March 24, 1992, the Reporting Persons may be deemed to have acquired beneficial ownership of the 6,393,102 Pledged Shares. Pursuant to the Pioneer Pledge Agreement, PLI a first priority security interest in 3,899,792 Pledged Shares as well as a shared second priority security interest with Studio Canal, RCS and RCS N.V. in the remainder. Pursuant to the Stock Pledge Agreement, PLI, Studio Canal, RCS and RCS N.V. have a shared first priority security interest in 2,493,310 Pledged Shares and PLI has a second priority security interest in the remainder.

  6.  Item 5(d) of the Schedule 13(d) is hereby added as follows:

                              Page 7 of 253 Pages

      The Reporting Persons believe that Carolco has the right to receive or the power to direct the receipt of most cash dividends from the Pledged Shares until the occurrence of an event of default under the Pledge Agreements.

  7.  Item 6 of the Schedule 13D is amended by adding the following:

      Each share of PLI's Series C Preferred Stock is presently exchangeable, at PLI's option, for an aggregate of 531,632 Exchange Shares.

      (i) PLI entered into a Loan Agreement dated as of March 20, 1992 (the "Loan Agreement") with Carolco, RCS and Studio Canal pursuant to which PLI, RCS and Studio Canal agreed to make a $32,200,000 loan to Carolco. A copy of the Loan Agreement is attached hereto as Exhibit E and incorporated herein by reference.

      (ii) PLI entered into a contingency loan agreement dated as of March 20, 1992 (the "Contingency Loan Agreement") with Carolco, Studio Canal, and RCS, whereby PLI, RCS and Studio Canal each agreed to make loans of up to an aggregate of $5,000,000 to Carolco. A copy of the Contingency Loan Agreement is attached hereto as Exhibit F and incorporated herein by reference.

      (iii) PLI entered into a Foreign Rights Loan Agreement dated as of March 17, 1992 (the "Foreign Rights Loan Agreement") with Carolco, pursuant to which PLI agreed to make

                              Page 8 of 253 Pages
certain loans to Carolco of up to $5,682,840 in accordance with the terms thereof. A copy of the Foreign Rights Loan Agreement is attached hereto as Exhibit G and incorporated herein by reference.

      (iv) PLI entered into a Deferred Payments Agreement dated as of March 20, 1992 (the "Deferred Payments Agreement") with Studio Canal, RCS and RCS N.V. and certain other parties referred to therein, pursuant to which PLI, Studio Canal, RCS and RCS N.V. agreed to defer until December 31, 1992 the receipt of up to $10,000,000 of certain interest, dividends and other payments from Carolco and Carolco International N.V. ("CINV"). A copy of the Deferred Payments Agreement is attached hereto as Exhibit H and incorporated herein by reference.

      (v) In order to secure the obligations of Carolco under the Loan Agreement, the Contingency Loan Agreement, the Foreign Rights Loan Agreement and the Deferred Payments Agreement (the "Secured Obligations") and pursuant to the Stock Pledge Agreement dated as of March 20, 1992 (the "Stock Pledge Agreement"), Carolco granted each of PLI, Studio Canal, RCS and RCS N.V. a shared first priority security interest in 39% of the Shares of the Company
owned by Carolco, or 2,493,310 Pledged Shares.   In addition, PLI was granted a
second priority interest in the remainder, if any. A copy of the Stock Pledge Agreement is attached hereto as Exhibit I and incorporated herein by reference.

                              Page 9 of 253 Pages

       (vi) In order to further secure the Secured Obligations and pursuant to the Pioneer Stock Pledge Agreement dated as of March 20, 1992 (the "Pioneer Pledge Agreement"), Carolco granted PLI a first priority interest in 61% of the Shares of the Company owned by Carolco, or 3,899,792 Pledged Shares. In addition, Carolco granted a second priority security interest in the remainder, if any, to PLI, RCS, RCS N.V. and Studio Canal. A copy of the Pioneer Pledge Agreement is attached hereto as Exhibit J and incorporated herein by reference.

       (vii) PLI entered into an Intercreditor Agreement dated as of March 20, 1992 (the "Intercreditor Agreement") with RCS, RCS N.V. and Studio Canal (the "Secured Parties"), and acknowledged and agreed to by Carolco and CINV which sets forth the understanding among each of the Secured Parties concerning Carolco's pledge of 39% of Pledged Shares under the Stock Pledge Agreement and the remainder, if any, in the 61% of Pledged Shares under the Pioneer Pledge Agreement. A copy of the Intercreditor Agreement is attached hereto as Exhibit K and incorporated herein by reference.

       (viii) PLI entered into a Standstill Agreement dated as of March 20, 1992 (the "Standstill Agreement") with RCS, RCS N.V. and Studio Canal which sets forth PLI's agreement with the other parties concerning Carolco's pledge of 61% of Pledged Shares under the Pioneer Pledge Agreement. A copy of the

                             Page 10 of 253 Pages

Standstill Agreement is attached hereto as Exhibit L and incorporated herein by reference.

      (ix) The Registration Rights Agreement dated as of March 24, 1992 (the "Registration Rights Agreement") among PLI, the Company, Carolco, RCS and Studio Canal sets forth the rights with respect to the registration of the Pledged Shares upon a default in respect of any of the Secured Obligations and a foreclosure under either of the Pledge Agreements. A copy of the Registration Rights Agreement is attached hereto as Exhibit M and incorporated herein by reference.

      8.  Item 7 is amended by adding the following information:

          Exhibit E -  Loan Agreement, dated as of March 20, 1992.
          Exhibit F - Contingency Loan Agreement, dated as of March 20, 1992. Exhibit G - Foreign Rights Loan Agreement, dated as of
                       March 17, 1992.
          Exhibit H -  Deferred Payments Agreement, dated as of March 20 1992.
          Exhibit I - Stock Pledge Agreement, dated as of March 20, 1992. Exhibit J - Pioneer Stock Pledge Agreement, dated as of
                       March 20, 1992.

                             Page 11 of 253 Pages

          Exhibit K - Intercreditor Agreement, dated as of March 20, 1992. Exhibit L - Standstill Agreement, dated as of March 20, 1992. Exhibit M - Registration Rights Agreement dated as of
                       March 24, 1992.

                             Page 12 of 253 Pages

                                   SIGNATURE
                                   ---------

       After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:  April 8, 1992

                            PIONEER ELECTRONIC CORPORATION

                            By: /s/ Ronald N. Stone
                            ----------------------
                            Name:  Ronald N. Stone
                            Title:  Attorney-in-Fact



                            PIONEER NORTH AMERICA, INC.


                            By:/s/ Ronald N. Stone
                            ----------------------
                            Name:  Ronald N. Stone
                            Title:  Attorney-in-Fact

                            PIONEER LDCA, INC.

                            By:/s/ Ronald N. Stone
                            ----------------------
                            Name:  Ronald N. Stone
                            Title:  Attorney-in-Fact

                             Page 13 of 253 Pages